UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): September 24, 2018

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (516) 256-8143

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 24, 2018, Janel Corporation (the “Company”) entered into a Redemption Agreement (the “Redemption Agreement”) with the holders of all of the issued and outstanding shares of the Company’s 3% Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).  Pursuant to the terms of the Redemption Agreement, the Company redeemed all of the issued and outstanding shares of Series A Preferred Stock for an aggregate purchase price of $400,000.  Following the redemption, all rights of the holders of the Series A Preferred Stock with respect to payment of interest, dividends, fees, other payments, conversion to other classes of Company stock, information, registration and any other rights terminated, and the Company has no further obligations to any of the holders of the Series A Preferred Stock.  Closing occurred on September 28, 2018.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2018, the Board of Directors of the Company determined that, effective October 1, 2018, Dominique Schulte will succeed Brendan J. Killackey as Chief Executive Officer (“CEO”) and President of the Company.  Mr. Killackey will remain with the Company as Chief Information Officer and will continue to serve as a member of the Company’s Board of Directors.  As Chief Information Officer, Mr. Killackey will receive the same base compensation as he receives in his current role.

Ms. Schulte, age 45, has served as a member of the Company’s Board of Directors (the “Board”) since November 2015 and as Chair of the Board since May 8, 2018.  From 1999 through 2009, Ms. Schulte practiced law at Simpson Thacher & Bartlett LLP in New York, where she specialized in corporate and securities law and oversaw a number of successful securities transactions.  During her time as a member of the Board and as the Company’s Chair, Ms. Schulte has been actively involved in the oversight of the Company’s strategic initiatives.  In addition, Ms. Schulte is the managing member of Oaxaca Group, LLC, which is the Company’s largest individual shareholder.

Ms. Schulte will not receive any additional compensation in connection with her appointment as CEO and President.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Title
10.1	Redemption Agreement, dated September 24, 2018, among the Company and the holders of all of the issued and outstanding shares of the Company’s Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: September 28, 2018	By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer